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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 20, 1998
                                                --------------------------------

                          United Investors Realty Trust
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             (Exact Name of Registrant as Specified in its Charter)

            Texas                       001-13915             76-0265701
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(State or other jurisdiction of        (Commission            (IRS Employer
 incorporation or organization)        File Number)         Identification No.)

      5847 San Felipe, Suite 850
              Houston, TX                         77057
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(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:    (713) 781-2860
                                                      ----------------

                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

On July 20, 1998, United Investors Realty Trust (the "Registrant") acquired the Colony Plaza Shopping Center located in Sugar Land, Texas (a suburb of Houston) (the "Property"). The Property was purchased pursuant to a Contract of Sale dated April 22, 1998. The Property, an approximately 26,500 square foot community shopping center, was purchased from Veriquest-Colony Plaza One 1997 for $4.2 million. The property was acquired with available cash of approximately $1 million and by taking title subject to an existing loan having a principal balance outstanding on the date of closing of approximately $3.2 million. Interest on this loan is payable at the rate of 7.54% per annum. This loan matures on January 1, 2008 and may be prepaid on or after December 1, 2001 with a yield maintenance based penalty with a minimum of one percent of the then outstanding principal balance. The Registrant intends to continue to operate the Property as a shopping center.

Item  7.    Financial Statements and Exhibits.

(a)       Financial Statements.

          It is impracticable to provide the required financial statements of Colony Plaza Shopping Center at this time. The required financial statements of Colony Plaza Shopping Center will be filed by amendment as soon as practicable, but not later than September 29, 1998.

(b)       ProForma Financial Information.

          It is impracticable to provide the required pro forma financial information for Colony Plaza Shopping Center at this time. The required pro forma financial information of Colony Plaza Shopping Center will be filed by amendment as soon as practicable, but not later than September 29, 1998.

(c)       Exhibits.

          The Exhibits to this report are listed on the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 1998.



                          UNITED INVESTORS REALTY TRUST


                            By: /s/ R. Steven Hamner
                           -------------------------
                            R. Steven Hamner
                            Vice President, Chief Financial Officer






Exhibits None